    As filed with the Securities and Exchange Commission on January 28, 2000

                              Registration No.333-

                  --------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                  --------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                  --------------------------------------------

                                   UBICS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
         (State of Other Jurisdiction of Incorporation or Organization)

                                   34-1744587
                      (IRS Employer Identification Number)

                  --------------------------------------------

  333 Technology Drive, Suite 210, Southpointe, Cannonsburg, Pennsylvania 15317
              (Address of Principal Executive Offices and Zip Code)

                  --------------------------------------------

                       UBICS, INC. 1997 STOCK OPTION PLAN
                            (Full title of the Plan)

                  --------------------------------------------

                                 Manohar B. Hira
                                    President
                                   UBICS, INC.
                              333 Technology Drive
                             Suite 210, Southpointe
                         Canonsburg, Pennsylvania 15317
                                 (724) 746-6001
(Name, Address and Telephone Number, including Area Code, of Agent for Service)


                                    Copy to:
                             David J. Lowe, Esquire
                               PEPPER HAMILTON LLP
                             One Mellon Bank Center
                          500 Grant Street, 50th Floor
                         Pittsburgh, Pennsylvania 15219

                  --------------------------------------------

                         CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------------------------------------
                                                        Proposed Maximum        Proposed Maximum
      Title of Securities           Amount to be         Offering Price        Aggregate Offering           Amount of
       to be Registered            Registered (1)        per Share (2)             Price (2)            Registration Fee
----------------------------------------------------------------------------------------------------------------------------
         Common Stock                 1,300,000             $7.125                 $9,262,500             $2,445.30
        $.01 par value                 shares



(1) Represents the number of shares of Common Stock that may be purchased pursuant to the UBICS, Inc. 1997 Stock Option Plan (the "Plan"). Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such number of additional shares of Common Stock which may become available for purchase pursuant to the Plan in the event of certain changes in outstanding shares, including reorganizations, recapitalizations, stock splits, stock dividends and stock combinations.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based upon the market value per share of UBICS, Inc. Common Stock as of January 21, 2000.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.  Plan Information

         Omitted pursuant to Form S-8.

ITEM 2.  Registrant Information and Employee Plan Annual Information

         Omitted pursuant to Form S-8.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference.

         The following documents and information heretofore filed by UBICS, Inc. (the "Company" or "Registrant") with the U.S. Securities and Exchange Commission (the "Commission") are, as of their respective dates, incorporated into this Registration Statement by reference:

         (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

         (b) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999;

         (c) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999;

         (d) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999; and

         (e) the description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1, Registration No. 333-35171.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment hereto that indicates that all shares of Common Stock registered hereby have been sold or that deregisters all such shares then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein.

ITEM 4.  Description of Securities.

         Not Applicable.

ITEM 5.  Interests of Named Experts and Counsel.

         Not Applicable.

ITEM 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law (the "DGCL") contains provisions for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel, and related matters.

         Under Section 145(a), subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a representative, director or officer of the corporation or serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. Under Section 145(c), indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding if the appropriate standards of conduct are met.

         Section 145(b) provides for indemnification in derivative actions except in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

         Section 145(d) provides that, unless ordered by a court, any indemnification under Section 145(a) or 145(b) shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct, and such determination will be made by the board of directors (i) by a majority vote of a quorum of directors not parties to the action, suit or proceeding; (ii) if a quorum is not obtainable, or if obtainable and a majority of disinterested directors so directs, by independent legal counsel; or (iii) the stockholders.

         Section 145(e) provides that expenses incurred by an officer, director, employee or agent in defending a civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

         Section 145(f) provides that the indemnification and advancement of expenses provided by the other subsections of Section 145 shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office.

         Section 145(g) also grants to a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him or her in his or her capacity as officer or director, whether or not the corporation would have the power to indemnify him or her against the liability under the provisions of Section 145 of the DGCL.

         Section 145(h) and 145(i)extend the indemnification and advancement of expenses provisions contained in Section 145 of the DGCL to successor corporations in fundamental changes and to representatives serving as fiduciaries of employee benefits plans.

         Section 145(j) provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 of the DGCL, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         Reference is made to Article VII of the Registrant's Amended and Restated Certificate of Incorporation, which provides in general for the indemnification of the Registrant's officers and directors to the fullest extent authorized by law. The Registrant also has entered into indemnification agreements with its directors providing for such indemnification to the fullest extent permitted by law. In addition, the Registrant has obtained officers' and directors' liability insurance which insures against certain liabilities that officers and directors of the Registrant may incur in such capacities.

         Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases; or (iv) for any transaction from which the director derived an improper personal benefit. Article VI of the Registrant's Amended and Restated Certificate of Incorporation contains such a provision concerning the limitation of liability of directors and officers.

ITEM 7.  Exemption from Registration Claimed.

         Not Applicable.

ITEM 8.  Exhibits.

         The following exhibits are included in this Registration Statement:

         Exhibit                            Description
         Number

         4.1 Amended and Restated Certificate of Incorporation, (incorporated by reference from the Registrant's Registration Statement on Form S-1, Registration No. 333-35171).

         4.2 Amended and Restated By-Laws of the Registrant (incorporated by reference from the Registrant's Registration Statement on Form S-1, Registration No. 333-35171).

         4.3 Specimen of Share of Common Stock of the Registrant (incorporated by reference from the Registrant's Registration Statement on Form S-1, Registration No. 333-35171).

         4.4 UBICS, Inc. 1997 Stock Option Plan, as amended (incorporated by reference from the Registrant's
                           Schedule 14A filed on November 5, 1999).

         5.1               Opinion of Pepper Hamilton LLP.

         23.1              Consent of Pepper Hamilton LLP (included in Exhibit
                           5.1).

         23.2              Consent of Arthur Andersen LLP, Certified Public
                           Accountants.


ITEM 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                           (ii)To reflect in the prospectus any facts or events
arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.); and

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such information is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of the expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction to the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Canonsburg, Pennsylvania, on January 28, 2000.

                                                 UBICS, INC.
                                                 (Registrant)



                                                 By: /s/ MANOHAR B. HIRA
                                                    ----------------------------
                                                     Manohar B. Hira, President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated, on January 28, 2000.

         Signature                       Capacity
         ---------                       --------

         /s/ VIJAY MALLYA
         ---------------------------
         Vijay Mallya                    Chairman and Director (Principal
                                         Executive Officer)

         /s/ MANOHAR B. HIRA
         ---------------------------
         Manohar B. Hira                 President and Director


         /s/ SCOTT R. HELDFOND
         ---------------------------
         Scott R. Heldfond               Director

         /s/ KENT D. PRICE
         ---------------------------
         Kent D. Price                   Director


         /s/ BABU SRINIVAS
         ---------------------------
         Babu Srinivas                   Vice President, Finance and Accounting,
                                         and Secretary (Principal Financial
                                         Officer and Principal Accounting
                                         Officer)

                                INDEX TO EXHIBITS


Exhibit Number
and Description


4.1 Amended and Restated Certificate of Incorporation, (incorporated by reference from the Registrant's Registration Statement on Form S-1, Registration No. 333-35171).

4.2 Amended and Restated By-Laws of the Registrant (incorporated by reference from the Registrant's Registration Statement on Form S-1, Registration No. 333-35171).

4.3 Specimen of Share of Common Stock of the Registrant (incorporated by reference from the Registrant's Registration Statement on Form S-1, Registration No. 333-35171).

4.4 UBICS, Inc. 1997 Stock Option Plan, as amended (incorporated by reference from the Registrant's Schedule 14A filed on November 5,
         1999).

5.1      Opinion of Pepper Hamilton LLP.

23.1     Consent of Pepper Hamilton LLP (included in Exhibit 5.1).

23.2     Consent of Arthur Andersen LLP, Certified Public Accountants.